Exhibit  16  -  Letter  from  Arthur Andersen LLP to the Securities and Exchange
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Commission
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                        [Arthur Andersen LLP Letterhead]



May  2,  2002



Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Avenue
Washington,  DC  20549


Dear  Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 2, 2002 of SEMCO Energy, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very  truly  yours,



/s/  Arthur  Andersen  LLP


cc:  John  E.  Schneider, Senior Vice President and Chief Financial Officer